UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2024
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05 — COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On June 11, 2024, Crown Castle Inc. ("Company") initiated a restructuring plan ("Plan") as part of the Company's efforts to drive operational efficiencies and enhance returns by increasing return thresholds on new growth opportunities and reducing operating costs, with a primary focus on the Company's Fiber segment.

The Plan includes reducing the Company's total employee headcount by more than 10% and closing certain offices.

In connection with the Plan, the Company estimates it will incur aggregate restructuring charges of approximately $110 million, most of which the Company expects to incur in the second and third quarters of 2024. In connection with the employee headcount reduction under the Plan, the Company estimates it will incur restructuring charges of approximately $45 million, substantially all of which would be cash expenditures consisting primarily of employee severance and other one-time termination benefits. In connection with the office closures under the Plan, the Company estimates it will incur restructuring charges of approximately $65 million, of which approximately $55 million will be cash expenditures related to remaining obligations under facility leases, with the remaining approximately $10 million primarily representing the write-off of leasehold improvements.

The actions associated with the employee headcount reduction are expected to be substantially completed by the end of second quarter of 2024. The actions associated with the office closures are expected to be substantially completed by the end of third quarter of 2024; however, the payments associated with facility lease obligations are expected to be made over future years in accordance with their terms.

Charges related to the Plan will be reported in "Restructuring charges" in the Company's consolidated statement of operations. Because of its status as a REIT, the Company does not expect to record any tax benefit associated with the charges recorded in connection with the Plan.

The implementation of the Plan and the timing and estimated charges noted above are subject to certain assumptions and risks, including those described below. The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan. Should underlying assumptions prove incorrect or risks materialize, actual amounts and timing may differ materially from those expected.
ITEM 7.01 — REGULATION FD DISCLOSURE

On June 11, 2024, the Company issued a press release announcing the Plan and updating the Company’s Outlook for full year 2024. The June 11, 2024 press release is furnished herewith as Exhibit 99.1.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 11, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
The information in Item 7.01 of this Current Report on Form 8-K ("Form 8-K") and Exhibit 99.1 attached hereto are furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Language Regarding Forward Looking Statements

This Form 8-K contains forward-looking statements that are based on current expectations of management of the Company as of the date of this Form 8-K. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "plan," "expect," and any variations of these words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include statements about the Plan, including plans, projections, expectations and estimates regarding headcount reduction and office closures, including, in each case, the timing of the foregoing actions, associated charges related to the Plan and the timing associated therewith, and operational efficiencies and performance. Such forward-looking statements are subject to a number of assumptions, including legal requirements in various jurisdictions, and other risk factors, including the risk that the Company may not be able to implement the Plan as currently anticipated or within the timing currently anticipated, the impact of the employee restructuring and office closures on the Company's business and on the Company's ability to attract, recruit and retain qualified and experienced employees, the risk that the Company's cost saving measures may not be successful, the risk of unanticipated difficulties with preserving capital, the risk of unanticipated difficulties in terminating certain contracts and arrangements and the risk of unanticipated charges not currently contemplated that may occur as a result of the Plan. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual amounts and timing may vary materially from those expected. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with implementation of the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: June 11, 2024